Exhibit 99.1

            BJ's Restaurants, Inc. Opens in Temple, Texas


    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Oct. 9, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced the opening of its 65th restaurant in Temple, Texas, on October 8, 2007. The new BJ's Restaurant & Brewhouse is located at 3550 S. General Bruce Drive, on a free standing pad in front of Interstate Highway 35 in the new Bird Creek Crossing shopping center. The restaurant is approximately 8,500 square feet, contains seating for 270 guests and features BJ's extensive menu that includes BJ's signature deep-dish pizza, award winning handcrafted beer and our famous Pizookie(R) dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

    "We are very excited to open our newest BJ's Restaurant & Brewhouse in Temple, Texas," commented Jerry Deitchle, President and CEO. "Our Temple restaurant opened with outstanding sales for its first day of operations. Our management and team members did an exceptional job of executing the BJ's concept for our guests. The Temple restaurant is our 10th new restaurant opening for 2007 and with three restaurants currently under construction, we remain on track to achieve our stated goal to open as many as 13 new restaurants this year."

    BJ's Restaurants, Inc. currently owns and operates 65 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service and hospitality remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed, handcrafted beers throughout the chain. The Company's restaurants are located in California (37), Texas (10), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio
(1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 37 of our current 65 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2400

    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2400